EXHIBIT 23.1








                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 dated May 21, 1998 pertaining to Take Ownership! The BankAmerica Global Stock Option Program of our report dated January 20, 1998 with respect to the consolidated financial statements of BankAmerica Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                             /s/ ERNST & YOUNG LLP
                                             ---------------------
                                                 ERNST & YOUNG LLP






San Francisco, California
May 21, 1998